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                                  EXHIBIT 10.4


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                             ATLANTIC COAST FEDERAL

                             SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN

                                November 1, 2002


        This Atlantic Coast Federal Supplemental Executive Retirement Plan (the "Plan") is established for the purpose of providing retirement benefits to those members of senior management who have contributed significantly to the success and growth of Atlantic Coast Federal, and its predecessor Atlantic Coast Federal Credit Union, whose services are vital to its continued growth and success in the future and who are to be encouraged to remain a valuable part of our future success.

                                    ARTICLE I
                             ELIGIBILITY AND VESTING

        Each individual who is selected by the Plan Administrator as eligible to participate (each a "Participant") in the Plan and who has attained the vesting requirement of one hundred and twenty (120) full months of service as a full-time employee of Atlantic Coast Federal following the date of this Plan, whether continuous or otherwise, shall be entitled to receive the retirement benefits as provided in this Plan. Atlantic Coast Federal, in its sole discretion, may allow exceptions to this service requirement for good cause shown. Any Participant who resigns at the request of, or is removed from service by, the Office of Thrift Supervision, Federal Deposit Insurance Corporation or any other regulatory authority for Atlantic Coast Federal, shall be ineligible to participate and shall forfeit any benefits under this Plan.

                                   ARTICLE II
                               RETIREMENT BENEFIT

        A. NORMAL RETIREMENT. Atlantic Coast Federal shall pay to the Participant, following cessation of employment in any capacity and the attainment of sixty-five (65) years of age ("Retirement Age"), an annual normal retirement benefit of twenty thousand dollars ($20,000) per year, payable annually, commencing on January 1st of the year following attainment of the Retirement Age and on each anniversary thereafter for a period of twenty (20) years (the "Benefit Period"). The benefits paid under this Article shall be subject to withholding in accordance with federal and state law.

        B. EARLY RETIREMENT OPTION. At the Participant's discretion, in accordance with the other provisions of the Plan, including eligibility, each Participant may elect to voluntarily terminate employment with Atlantic Coast Federal and receive an annual early retirement benefit by filing the election form in Appendix A with the Plan Administrator prior to the cessation of employment. The early retirement option may not be elected by any Participant who ceases to be an employee of

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Atlantic Coast Federal prior to the age of fifty-five (55) and is in lieu of the normal retirement benefit provided under Article II.A. of this Plan.

        The annual early retirement benefit shall be calculated as follows: for each year that the Participant's age is less than the Retirement Age (i.e., early retirement), the retirement benefit in Article II.A. shall be reduced by one thousand dollars ($1,000) per year. The timing of the annual payment and the Benefit Period for early retirement benefits shall be the same as those set forth in Article II.A. The Participant's age shall be determined at the end of the calendar year preceding the year in which benefits are requested to begin. For example, a Participant who chooses early retirement at age sixty (60) would receive fifteen thousand dollars ($15,000) per year for twenty (20) years commencing January 1st in the year following the calendar year in which early retirement was elected.

        C. DEATH DURING BENEFIT PERIOD. If the Participant dies within the Benefit Period, the remaining annual payments due the Participant shall be paid to the Participant's designated beneficiary (including any contingent beneficiary) on file with Atlantic Coast Federal in the form of Appendix B or if no designation is on file, the spouse shall be the designated beneficiary. In the absence of any surviving beneficiary or spouse, the benefits shall be paid to the personal representative of the estate of the Participant.

        If the Participant's designated beneficiary begins to receive the annual payments and thereafter dies without receiving the remaining annual payments, Atlantic Coast Federal shall pay the installments remaining to the contingent beneficiary, if any, and then to the personal representative of the estate of the designated beneficiary.

        D. DEATH OF PARTICIPANT PRIOR TO RETIREMENT BUT AFTER VESTING. In the event the Participant should die prior to attaining Retirement Age and prior to electing early retirement benefits, Atlantic Coast Federal agrees to pay to the Participant's designated beneficiary the retirement benefit the Participant would have otherwise received as if he or she had attained Retirement Age at his or her death commencing January 1st of the year following the Participant's death. If the designated beneficiary (including any contingent beneficiary) dies before receiving all the annual installments, Atlantic Coast Federal shall pay the remaining installments to the personal representative of the estate of the designated beneficiary. If the Participant dies prior to retirement with no surviving designated beneficiary (including any spouse or contingent beneficiary), Atlantic Coast Federal shall pay the installments to the personal representative of the estate of the Participant. Notwithstanding any other terms of this Plan, no death benefit shall be payable under this Plan if it is determined that the Participant's death was caused by suicide.

        E. DEATH PRIOR TO FULL VESTING. In the event a Participant dies while employed by Atlantic Coast Federal, and has attained at least sixty (60) full months of service (whether continuous or otherwise), such person shall be eligible for benefits as a Participant in this Plan whether or not the Participant has met the Retirement Age. The amount of the annual benefits payable to such person or his or her designated beneficiary, as the case may be, over the Benefit Period shall be equal to the product of twenty thousand dollars ($20,000) multiplied by a fraction the denominator of which is one-hundred and twenty (120) and the numerator of which is the number of full months of

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service as an employee. Such benefits shall be paid in equal annual installments over the Benefit Period on January 1st of each year.

        F. PRESENT VALUE OF DISTRIBUTION BENEFITS. Upon the request of the designated beneficiary or the personal representative and for good cause shown, Atlantic Coast Federal may (but is not obligated to do so) pay in a lump sum:
(1) eighty percent (80%) of the present value of the remaining benefits as set forth in Articles II.C, D or E, as applicable, to the designated beneficiary or
(2) an amount necessary (but not exceeding the present value of the remaining benefits) to meet any unforeseeable emergency caused by an event beyond the control of the beneficiary or personal representative that would result in severe financial hardship if the distribution was not permitted. Any remaining future payments shall be adjusted to reflect the distribution under this Article II.F. The present value determination shall be equal to the amount accrued by Atlantic Coast Federal in accordance with generally accepted accounting principles.

                                   ARTICLE III
                                 STATUS OF PLAN

        This Plan does not constitute a contract of employment for any Participant, nor shall any provision of this Plan be construed as giving the Participant the right to continued service as an employee of Atlantic Coast Federal.

                                   ARTICLE IV
                                 BINDING EFFECT

        This Plan shall be binding upon the parties hereto and upon the successors and assigns of Atlantic Coast Federal, and upon the heirs and legal representatives of the Participant.

                                    ARTICLE V
                              ASSIGNMENT OF RIGHTS

        Neither the Participant nor the any beneficiary or personal representative of the Participant can assign any of the rights to benefits under this Plan. Any attempt to anticipate, sell, transfer, assign, pledge, encumber or change the Participant's right to receive benefits shall be void. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors.

                                   ARTICLE VI
                                  CHOICE OF LAW

        This Plan shall be construed under and governed by the laws of the State of Georgia, except to the extent preempted by the laws of the United States of America.

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                                   ARTICLE VII
                              UNFUNDED ARRANGEMENT

        The Participant and any beneficiary are general unsecured creditors of Atlantic Coast Federal for the payment of benefits under this Plan. The benefits represent the mere promise by Atlantic Coast Federal to pay such benefits. The benefits payable under this Plan are payable from the general assets of Atlantic Coast Federal and no special fund or arrangement is intended to be established hereby nor shall Atlantic Coast Federal be required to earmark, place in trust or otherwise segregate assets with respect to this Plan or any benefits hereunder.

                                  ARTICLE VIII
                               PLAN ADMINISTRATOR

        Atlantic Coast Federal is hereby designated the Plan Administrator. As Plan Administrator, Atlantic Coast Federal shall be responsible for the management, control, interpretation and administration of this Plan as established herein and may allocate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals. The Plan Administrator shall allow such exceptions to the requirements from this Plan for good cause shown. All decisions of the Plan Administrator shall be final and benefits under this Plan shall be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to such benefits. Any notices or claims under this Plan shall be filed with the Plan Administrator in care of the President of Atlantic Coast Federal.

                                   ARTICLE IX
                                     CLAIMS

        In the event a claim for benefits is wholly or partially denied under this Plan, the Participant or any other person claiming benefits under this Plan (a "Claimant"), shall be given notice in writing within thirty (30) calendar days after the Plan Administrator's receipt of the claim. For good cause shown, the Plan Administrator may extend this period for an additional thirty (30) calendar days. Any denial must specifically set forth the reasons for the denial and any additional information necessary to rescind such denial. The Claimant shall have the right to seek a review of the denial by filing a written request with the Plan Administrator within sixty (60) calendar days of receipt of the denial. Such request may be supported by such documentation and evidence deemed relevant by the Claimant. Following receipt of this information, the Plan Administrator shall make a final determination and notify the Claimant in writing within sixty (60) calendar days of the Plan Administrator's receipt of the request for review together with the specific reasons for the decision.

                                    ARTICLE X
                                   AMENDMENTS

        This Plan may be amended by Atlantic Coast Federal any time, but no such amendment shall affect the rights of, or reduce the benefits to, any Participant without their written consent.

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                                   ARTICLE XI
                                  TOP HAT PLAN

        For purposes of the Internal Revenue Code, Atlantic Coast Federal intends this Plan to be an unfunded, unsecured promise to pay on the part of Atlantic Coast Federal . For purposes of ERISA, Atlantic Coast Federal intends this Plan to be an unfunded Plan solely for the benefit of a select group of management or highly compensated employees of Atlantic Coast Federal for the purpose of qualifying this Plan for the "top hat" Plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.



                                 Acknowledgment

I hereby acknowledge receipt of a copy of this Plan and agree to comply with its terms.





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PARTICIPANT'S SIGNATURE                          DATE


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                                   APPENDIX A
                            EARLY RETIREMENT ELECTION

I, ___________________________, hereby elect to receive, following my voluntary termination of employment with Atlantic Coast Federal, the benefits under the Atlantic Coast Federal Supplemental Executive Retirement Plan beginning on _____________. I understand that my benefits will be reduced for each year that my age is under the age of 65. I understand that I may change this designation only by filing a new written designation with Atlantic Coast Federal.

                                           Consented to by Participant's spouse:
Participant's                              Spouse's
Signature         ______________________   Signature     _______________________

Date              ______________________   Date          _______________________

Accepted by Atlantic Coast Federal this ____ day of ______, 200__.

By:               ______________________

Title:            ______________________

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                                   APPENDIX B
                             BENEFICIARY DESIGNATION

I, ___________________________, designate the following as beneficiary of any death benefits payable under the Atlantic Coast Federal Supplemental Executive Retirement Plan.

PRIMARY BENEFICIARY

Name  ___________________________________    Relationship  ____________________

Address  ______________________________________________________________________

CONTINGENT BENEFICIARY (to receive the benefits if there is no surviving Primary Beneficiary)


Name  ___________________________________    Relationship  ____________________

Address  ______________________________________________________________________


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations only by filing a new written designation with Atlantic Coast Federal. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

                                           Consented to by Participant's spouse:
Participant's                              Spouse's
Signature         ______________________   Signature     _______________________

Date              ______________________   Date          _______________________

Accepted by Atlantic Coast Federal this ____ day of ______, 200__.

By:               ______________________

Title:            ______________________